REGIONAL JOINT VENTURE AND LICENSE
                                   AGREEMENT

             THIS AGREEMENT is made the 7th day of February, 2000.

BETWEEN:

                         TRG Systems Limited as Trustee
                 #30 13340 116th Ave., Surrey, British Columbia
           A company incorporated under the laws of British Columbia, in the Dominion of Canada, acting as
  trustee for a blind trust, herein after to be referred to as "the Licensor".

AND

                             Pacific Telco Limited

C/O Adams & Company, Lolum House, Kumal Highway, Port Vila, Republic of Vanuatu
        A company incorporated under the law of the Republic of Vanuatu, herein after referred to as the "Licensee"

WHEREAS:

A. The intellectual property more particularly described in Schedule A hereto ("the intellectual property") provides inter alia affordable technology that delivers voice, data, fax, Internet, video conferencing and data transfer in locations which are difficult to access due to lack of telecommunications infrastructure.

B. The licensor is the owner of the rights to promote, manufacture, market, sell, supply and install the intellectual property more particularly described in Schedule A hereto in the area more particularly described in Schedule D.

C. The licensor has the expertise to install, administer, manufacture, market and supply the intellectual property which is described in Schedule A hereto, and

D. The Licensee wishes to promote, market, manufacture, sell, supply and install the intellectual property which are listed in Schedule A hereto in the areas listed in Schedule D hereto.

E. The Licensee wishes to joint venture with third parties in the various countries listed in Schedule D for the promotion, manufacture, marketing, sale, supply and installation of the intellectual property described in Schedule A hereto


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F.   The promotion, marketing, manufacture, sale, supply and installation of the intellectual property listed in Schedule A hereto as hereinafter referred to as "the business".

NOW THIS AGREEMENT WITNESSETH that in consideration of the agreements and promises set out in this agreement, the parties hereto hereby agree as follows:

1.   GRANT OF LICENCE

1.1 The licensee agrees to purchase from the licensor a principal earth station and all subsequent ground stations to service the market for the regions.

1.2 The Licensee will pay to the Licensor such amounts which are set out in Schedule B hereto for time use on the system described in Schedule A hereto.

1.3 The licensor hereby, grants to the Licensee, an exclusive License to carry on the business in the areas and places and countries described in Schedule D hereto.

2.   OTHER ASSISTANCE

2.1 As soon as practicable following the execution hereof the licensor shall provide to the Licensee appropriate operations manuals to enable, the licensee to carry on the business. A list, of the current appropriate operations manuals which shall be inspected by the Licensee will be annexed hereto and listed in Schedule C to this Agreement of License.

2.2 The Licensor shall provide to the Licensee, all information on all improvements and technological advances to the intellectual property described Schedule A at all times during the term of this agreement at cost plus 20%.

2.3 The licensor will provide such technical advice in relation to the intellectual property as may be requested by the Licensee at cost + 20%.


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14.  MISCELLANEOUS

A. All taxes and duty payable on this agreement shall be included as part of the product cost.

B. If any of the undertakings or agreements given by the parties hereto are invalid or unenforceable for any reason such invalidity or unenforceability will not affect the validity or unenforceability or any other of the said undertakings or agreements.

C. For the purposes of this agreement taxes and duties payable shall be excluded from the cost +20% formula except where said taxes are applicable to ongoing transmission charges.

D. Any dispute between the parties arising out of or in connection with this agreement which cannot be settled amicably will be transferred and settled finally by arbitration in accordance with the Commercial Arbitration Act of British Columbia and such arbitration will be held in Vancouver, British Columbia.

15.  INTERPRETATION

In this agreement

a.   "person" means person or corporation

b. Words importing the singular number will be deemed to include the plural number and visa versa

c.   Words importing any gender include every gender.

d. A reference to writing includes printing or any other means of reproducing words in a visible form.

e. The headings are included for convenience only and shall not affect the interpretation hereof.


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f.   The law of the  Province of British  Columbia,  in the  Dominion of Canada,
     applies to this agreement and to its interpretation.

IN WITNESS WHEREOF the parties have set their hands on the date above mentioned.

/s/  [ILLEGIBLE]                          /s/  TODD WHORLEY
------------------------------------      --------------------------------------
Witness                                   Todd Whorley President
                                          TRG Systems Limited Trustee

                                          /s/  TODD WHORLEY
                                          --------------------------------------
                                          "I have the authority to bind the
                                           Corporation."


/s/  [ILLEGIBLE]                          /s/  JOHN STEWART WHALEN
------------------------------------      --------------------------------------
Witness                                   John Stewart Whalen President
                                          Pacific Telco Limited


                                          /s/  JOHN STEWART WHALEN
                                          --------------------------------------
                                          "I have the authority to bind the
                                           Corporation."


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                                   Schedule A

                          VIP SATNET SYSTEM DEFINITION


This "VIP SATNET" System is defined as being the proprietary engineering, programming, routing system, architecture and integration of OEM equipment that creates and operates the VIP SatNet Satellite Communications Network, being the invention and property of TRG Systems Limited.

1.   Description

The "VIP SatNet Communications Network" technology consists of:

1.   System   Programming  -  The  software   enabling  Dynamic   Allocation  of
     Transmission Spectrum (DATS).

2. Routing System - The Routing Scheme enabling a fully meshed dynamic transmission environment with Absolute Private Network (APN) return path.

3. Architecture and Integration - The network design combining broadcast and FDMA (Frequency Division Multiple Access) technologies and the Integration of the custom configured OEM equipment which facilitates a dynamic, private full featured network.

2.   Caveat

The parties agree a more detailed description of the VIP SatNet System will be provided to the Licensee upon consummation of this agreement by the payments outline in Schedule B.


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                                   Schedule B

                                  CONSIDERATION

This agreement may be terminated by the Licensor in the event the Licensee fails to pay to the Licensor the License fee, defined herein within sixty days of the date of this agreement and within ninety days of the date of this agreement fails to submit to the Licensor a purchase order for an earth station to be placed in the Australasian Region pursuant to the following payment program.

                    (1)  $250,000 upon submission of Purchase Order

                    (2) $250,000 upon certified completion and testing of system

                    (3)  $200,000 upon F.O.B. (Freight on Board)

                    (4)  $50,000 upon site installation and operational test.

Notice of termination shall be in written form delivered to the Licensee by way of fax to 612-93315212.

It is hereby acknowledged by the parties that:

1.   License Fee

     Shall be a one time fee of $250,000.00

2.   Earthstation Australasian Region

     The Licensee shall order and pay for a operational earthstation complete and a mobile remote station complete based on a standard unit price of $750,000.00, specific to the needs and requirements of the region and jurisdiction specified by this agreement pursuant to the requirements of the said jurisdiction.

4.   Regional Fees

     The Licensee shall pay a further license fee of $25,000.00 for each additional country listed in Schedule D with the exception of the Peoples Republic of China as defined in Schedule D, where an additional license fee of $100,000.00 per Province shall be payable upon the submission of a purchase order for a ground station is submitted to the Licensor.

5.   Funding

     All funds due pursuant to this agreement shall be in Canadian Funds.


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                                   Schedule C

                               Operations Manuals

Technical Establishment Manuals

The Licensor and Licensee shall jointly prepare a set of establishment manuals in sufficient detail to effect a timely and cost efficient establishment program.

Technical Operations Manuals

The Licensor and Licensee shall jointly prepare a set of technical operations manuals in sufficient detail to effect an ongoing professional and documented procedural and management system.

Business Development Startup Manuals

The Licensee shall provide a standard set of administrative and marketing manuals at the Licensee's cost.

Implementation of Manual Preparation Program

The parties agree that the finalization of draft manuals for the joint approval of the parties shall commence upon receipt of payment of the license fee referred to in schedule B of paragraph 1 of this agreement.


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                                   Schedule D

1.   Documentation Approval

TRG Systems as Trustee reserves the right to approve all sub distributorship documentation and such approval shall not be unreasonably withheld.

2.   Areas Addressed

1. Peoples Republic of China including Province of Taiwan and Special Administrative zones of Hong Kong and Macau

2.   Australia and designated Pacific Ocean Territories

3. New Zealand including territories of Takelau and self governing territories of the Cook Islands.

4.   Papua New Guinea

5.   Fiji Islands

6.   Solomon Islands

7.   French Polynesia

8.   New Caledonia

9.   Republic of Vanuatu

10.  Independent State of Samoa

11.  Guam

12.  Tonga

13.  Kiribati

14.  Marshall Islands

15.  American Samoa

16.  Commonwealth of the Northern Mariana Islands

17.  Republic of Nauru

18.  Commonwealth of Tuvalu

19.  East Timor

20. All countries which are substantially in the southern hemisphere which are not particularly mentioned above.


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